EXHIBIT 3

BCE Investor Relations

Thane Fotopoulos	514-870-4619	thane.fotopoulos@bell.ca
Victoria Neal	514-870-8366	victoria.neal@bell.ca

BCE Consolidated (1)
Consolidated Operational Data

	Q1	Q1
($ millions, except per share amounts)	2006	2005	$ change	% change

Operating revenues	4,734	4,630	104	2.2%
Operating expenses	(2,831)	(2,727)	(104)	(3.8%)

EBITDA (2)	1,903	1,903	—	0.0%
EBITDA margin (3)	40.2%	41.1%		(0.9) pts
Amortization expense	(766)	(761)	(5)	(0.7%)
Net benefit plans cost	(142)	(103)	(39)	(37.9%)
Restructuring and other items	(88)	4	(92)	n.m.

Operating income	907	1,043	(136)	(13.0%)
Other income (expense)	(7)	8	(15)	n.m.
Interest expense	(251)	(245)	(6)	(2.4%)

Pre-tax earnings from continuing operations	649	806	(157)	(19.5%)
Income taxes	(183)	(264)	81	30.7%
Non-controlling interest	(53)	(63)	10	15.9%

Earnings from continuing operations	413	479	(66)	(13.8%)
Discontinued operations	81	12	69	n.m.

Net earnings	494	491	3	0.6%
Dividends on preferred shares	(17)	(17)	—	0.0%

Net earnings applicable to common shares	477	474	3	0.6%

Net earnings per common share — basic
Continuing operations	$0.43	$0.50	$(0.07)	(14.0%)
Discontinued operations	$0.09	$0.01	$0.08	n.m.
Net earnings	$0.52	$0.51	$0.01	2.0%
Net earnings per common share — diluted
Continuing operations	$0.43	$0.50	$(0.07)	(14.0%)
Discontinued operations	$0.09	$0.01	$0.08	n.m.
Net earnings	$0.52	$0.51	$0.01	2.0%
Dividends per common share	$0.33	$0.33	$—	0.0%
Average number of common shares outstanding — basic (millions)	920.5	926.2

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	1	1
Discontinued operations	80	(1)
Restructuring and other items	(58)	2

Total	23	2
Impact on net earnings per share	$0.03	$—

EPS before restructuring and other items and net gains (losses) on investments (2)	$0.49	$0.51	$(0.02)	(3.9%)

n.m. : not meaningful
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 2

BCE Consolidated (1)
Consolidated Operational Data — Historical Trend

		Total
($ millions, except per share amounts)	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Operating revenues	4,734	19,105	4,986	4,732	4,757	4,630
Operating expenses	(2,831)	(11,508)	(3,128)	(2,868)	(2,785)	(2,727)

EBITDA (2)	1,903	7,597	1,858	1,864	1,972	1,903
EBITDA margin (3)	40.2%	39.8%	37.3%	39.4%	41.5%	41.1%
Amortization expense	(766)	(3,114)	(791)	(786)	(776)	(761)
Net benefit plans cost	(142)	(380)	(65)	(108)	(104)	(103)
Restructuring and other items	(88)	(55)	(23)	(31)	(5)	4

Operating income	907	4,048	979	939	1,087	1,043
Other income (expense)	(7)	8	(17)	(2)	19	8
Interest expense	(251)	(981)	(246)	(245)	(245)	(245)

Pre-tax earnings from continuing operations	649	3,075	716	692	861	806
Income taxes	(183)	(893)	(224)	(187)	(218)	(264)
Non-controlling interest	(53)	(267)	(74)	(57)	(73)	(63)

Earnings from continuing operations	413	1,915	418	448	570	479
Discontinued operations	81	46	12	11	11	12

Net earnings	494	1,961	430	459	581	491
Dividends on preferred shares	(17)	(70)	(17)	(18)	(18)	(17)

Net earnings applicable to common shares	477	1,891	413	441	563	474

Net earnings per common share — basic
Continuing operations	$0.43	$1.99	$0.43	$0.46	$0.60	$0.50
Discontinued operations	$0.09	$0.05	$0.01	$0.02	$0.01	$0.01
Net earnings	$0.52	$2.04	$0.44	$0.48	$0.61	$0.51
Net earnings per common share — diluted
Continuing operations	$0.43	$1.99	$0.43	$0.46	$0.60	$0.50
Discontinued operations	$0.09	$0.05	$0.01	$0.02	$0.01	$0.01
Net earnings	$0.52	$2.04	$0.44	$0.48	$0.61	$0.51
Dividends per common share	$0.33	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding — basic (millions)	920.5	926.8	927.3	927.0	926.6	926.2

The following items are included in net earnings:
Net gains (losses) on investments Continuing operations	1	29	—	—	28	1
Discontinued operations	80	(1)	—	—	—	(1)
Restructuring and other items	(58)	(38)	(16)	(21)	(3)	2

Total	23	(10)	(16)	(21)	25	2
Impact on net earnings per share	$0.03	$(0.01)	$(0.02)	$(0.02)	$0.03	$—

EPS before restructuring and other items and net gains (losses) on investments (2)	$0.49	$2.05	$0.46	$0.50	$0.58	$0.51

BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 3

BCE Consolidated (1)
Segmented Data

	Q1	Q1
($ millions, except where otherwise indicated)	2006	2005	$ change	% change
Revenues
Residential	1,869	1,856	13	0.7%
Business	1,509	1,478	31	2.1%
Aliant	545	524	21	4.0%
Other Bell Canada	474	479	(5)	(1.0%)
Inter-segment eliminations	(127)	(128)	1	0.8%

Total Bell Canada	4,270	4,209	61	1.4%
Other BCE
Bell Globemedia	394	356	38	10.7%

Advertising	285	261	24	9.2%
Subscriber	86	77	9	11.7%
Production and Sundry	23	18	5	27.8%

Telesat	118	108	10	9.3%
Other	12	11	1	9.1%

Total Other BCE	524	475	49	10.3%
Inter-segment eliminations	(60)	(54)	(6)	(11.1%)

Total revenues	4,734	4,630	104	2.2%

Operating income
Residential	503	526	(23)	(4.4%)
Business	205	240	(35)	(14.6%)
Aliant	94	87	7	8.0%
Other Bell Canada	48	129	(81)	(62.8%)

Total Bell Canada	850	982	(132)	(13.4%)
Other BCE
Bell Globemedia	45	64	(19)	(29.7%)
Telesat	39	37	2	5.4%
Other	(27)	(40)	13	32.5%

Total Other BCE	57	61	(4)	(6.6%)

Total operating income	907	1,043	(136)	(13.0%)

Capital expenditures (4)
Residential	251	341	90	26.4%
Business	131	196	65	33.2%
Aliant	80	82	2	2.4%
Other Bell Canada	76	47	(29)	(61.7%)

Total Bell Canada	538	666	128	19.2%
Other BCE
Telesat	43	54	11	20.4%
Other	12	4	(8)	n.m.

Total capital expenditures	593	724	131	18.1%

n.m. : not meaningful
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 4

BCE Consolidated (1) Segmented Data — Historical Trend

		Total
($ millions, except where otherwise indicated)	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Revenues
Residential	1,869	7,599	1,924	1,929	1,890	1,856
Business	1,509	6,120	1,627	1,516	1,499	1,478
Aliant	545	2,097	535	520	518	524
Other Bell Canada	474	1,958	494	500	485	479
Inter-segment eliminations	(127)	(524)	(123)	(139)	(134)	(128)

Total Bell Canada	4,270	17,250	4,457	4,326	4,258	4,209
Other BCE
Bell Globemedia	394	1,555	465	335	399	356

Advertising	285	1,148	354	233	300	261
Subscriber	86	320	86	79	78	77
Production and Sundry	23	87	25	23	21	18

Telesat	118	475	118	112	137	108
Other	12	63	13	15	24	11

Total Other BCE	524	2,093	596	462	560	475
Inter-segment eliminations	(60)	(238)	(67)	(56)	(61)	(54)

Total revenues	4,734	19,105	4,986	4,732	4,757	4,630

Operating income
Residential	503	2,001	444	479	552	526
Business	205	910	236	213	221	240
Aliant	94	396	105	105	99	87
Other Bell Canada	48	448	99	111	109	129

Total Bell Canada	850	3,755	884	908	981	982
Other BCE
Bell Globemedia	45	289	101	29	95	64
Telesat	39	157	34	43	43	37
Other	(27)	(153)	(40)	(41)	(32)	(40)

Total Other BCE	57	293	95	31	106	61

Total operating income	907	4,048	979	939	1,087	1,043

Capital expenditures (4)
Residential	251	1,519	350	434	394	341
Business	131	897	206	249	246	196
Aliant	80	363	77	100	104	82
Other Bell Canada	76	343	103	90	103	47

Total Bell Canada	538	3,122	736	873	847	666
Other BCE
Telesat	43	260	62	91	53	54
Other	12	46	33	4	5	4

Total capital expenditures	593	3,428	831	968	905	724

BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 5

BCE Consolidated (1) Consolidated Balance Sheet Data

	March 31	December 31
($ millions, except where otherwise indicated	2006	2005

ASSETS
Current assets
Cash and cash equivalents	878	363
Accounts receivable	1,726	1,766
Other current assets	1,192	1,142
Current assets of discontinued operations	—	402

Total current assets	3,796	3,673
Capital assets	22,062	22,062
Other long-term assets	2,776	2,914
Indefinite-life intangible assets	3,031	3,031
Goodwill	7,902	7,887
Non-current assets of discontinued operations	318	1,063

Total assets	39,885	40,630

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,054	3,435
Interest payable	265	182
Dividends payable	322	343
Debt due within one year	1,210	1,373
Current liabilities of discontinued operations	88	281

Total current liabilities	4,939	5,614
Long-term debt	12,978	12,119
Other long-term liabilities	4,972	5,028
Non-current liabilities of discontinued operations	—	250

Total liabilities	22,889	23,011

Non-controlling interest	2,633	2,898

SHAREHOLDERS’ EQUITY
Preferred shares	1,670	1,670

Common shareholders’ equity
Common shares	16,467	16,806
Treasury stock	(62)	—
Contributed surplus	1,036	1,081
Deficit	(4,747)	(4,763)
Currency translation adjustment	(1)	(73)

Total common shareholders’ equity	12,693	13,051

Total shareholders’ equity	14,363	14,721

Total liabilities and shareholders’ equity	39,885	40,630

Number of common shares outstanding (A)	906.2	927.3

Total Net Debt	13,310	13,129
Total Capitalization	30,306	30,748

Key ratios

Net debt : Total Capitalization	43.9%	42.7%
Net debt : Trailing 12 month EBITDA	1.75	1.73
EBITDA : Interest (trailing 12 month)	7.70	7.74

(A)	Excludes 2.2 million of treasury stock
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 6

BCE Consolidated Consolidated Cash Flow Data

	Q1	Q1
($ millions, except where otherwise indicated)	2006	2005	$ change

Cash flows from operating activities
Earnings from continuing operations	413	479	(66)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	766	761	5
Net benefit plans cost	142	103	39
Restructuring and other items	88	(4)	92
Net gains on investments	(2)	(2)	—
Future income taxes	200	107	93
Non-controlling interest	53	63	(10)
Contributions to employee pension plans	(37)	(94)	57
Other employee future benefit plan payments	(25)	(23)	(2)
Payments of restructuring and other items	(37)	(101)	64
Operating assets and liabilities	(621)	(373)	(248)

	940	916	24

Capital expenditures	(593)	(724)	131
Other investing activities	(8)	(15)	7
Cash dividends paid on preferred shares	(21)	(21)	—
Cash dividends paid by subsidiaries to non-controlling interest	(61)	(50)	(11)

Free Cash Flow from operations, before common dividends (2)	257	106	151
Cash dividends paid on common shares	(305)	(278)	(27)

Free Cash Flow from operations, after common dividends (2)	(48)	(172)	124
Business acquisitions	(27)	(87)	60
Bell Aliant Regional Communications Income Fund	(22)	—	(22)
Increase in investments	(14)	(128)	114
Decrease in investments	51	2	49

Free Cash Flow after investments and divestitures	(60)	(385)	325

Other financing activities
Decrease in notes payable and bank advances	(58)	(155)	97
Issue of long-term debt	1,095	785	310
Repayment of long-term debt	(487)	(54)	(433)
Issue of common shares	1	9	(8)
Repurchase of common shares cancelled	(525)	—	(525)
Issue of equity securities by subsidiaries to non-controlling interest	3	—	3
Redemption of equity securities by subsidiaries from non-controlling interest	—	(17)	17
Return of capital by subsidiary to non-controlling interest	(279)	—	(279)
Other financing activities	(25)	(14)	(11)

	(275)	554	(829)

Cash provided by (used in) continuing operations	(335)	169	(504)
Cash provided by (used in) discontinued operations	768	(23)	791

Net increase in cash and cash equivalents	433	146	287
Cash and cash equivalents at beginning of period	445	380	65

Cash and cash equivalents at end of period	878	526	352

Consists of:
Cash and cash equivalents of continuing operations	878	482	396
Cash and cash equivalents of discontinued operations	—	44	(44)

Total	878	526	352

Other information
Capital expenditures as a percentage of revenues	12.5%	15.6%	3.1 pts
Cash flow per share (5)	$0.38	$0.21	$0.17
Annualized cash flow yield (6)	4.0%	1.5%	2.5 pts
Common dividend payout	63.9%	58.6%	5.3 pts
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 7

BCE Consolidated Consolidated Cash Flow Data — Historical Trend

		Total
($ millions, except where otherwise indicated)	Q106	2005	Q4 05	Q3 05	Q2 05	Q1 05

Cash flows from operating activities
Earnings from continuing operations	413	1,915	418	448	570	479
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	766	3,114	791	786	776	761
Net benefit plans cost	142	380	65	108	104	103
Restructuring and other items	88	55	23	31	5	(4)
Net (gains) losses on investments	(2)	(33)	1	—	(32)	(2)
Future income taxes	200	746	465	111	63	107
Non-controlling interest	53	267	74	57	73	63
Contributions to employee pension plans	(37)	(226)	(65)	(33)	(34)	(94)
Other employee future benefit plan payments	(25)	(93)	(24)	(24)	(22)	(23)
Payments of restructuring and other items	(37)	(176)	(23)	(24)	(28)	(101)
Operating assets and liabilities	(621)	(390)	(140)	195	(72)	(373)

	940	5,559	1,585	1,655	1,403	916

Capital expenditures	(593)	(3,428)	(831)	(968)	(905)	(724)
Other investing activities	(8)	4	32	(3)	(10)	(15)
Cash dividends paid on preferred shares	(21)	(86)	(22)	(21)	(22)	(21)
Cash dividends paid by subsidiaries to non-controlling interest	(61)	(192)	(35)	(47)	(60)	(50)

Free Cash Flow from operations, before common dividends (2)	257	1,857	729	616	406	106
Cash dividends paid on common shares	(305)	(1,195)	(306)	(306)	(305)	(278)

Free Cash Flow from operations, after common dividends (2)	(48)	662	423	310	101	(172)
Business acquisitions	(27)	(228)	(50)	(56)	(35)	(87)
Bell Aliant Regional Communications Income Fund	(22)	—	—	—	—	—
Increase in investments	(14)	(233)	(17)	(75)	(13)	(128)
Decrease in investments	51	19	12	—	5	2

Free Cash Flow after investments and divestitures	(60)	220	368	179	58	(385)

Other financing activities
Increase (decrease) in notes payable and bank advances	(58)	(66)	(187)	(65)	341	(155)
Issue of long-term debt	1,095	1,190	—	200	205	785
Repayment of long-term debt	(487)	(1,178)	(196)	(209)	(719)	(54)
Issue of common shares	1	25	—	12	4	9
Repurchase of common shares cancelled	(525)	—	—	—	—	—
Issue of equity securities by subsidiaries to non-controlling interest	3	1	—	1	—	—
Redemption of equity securities by subsidiaries from non-controlling interest	—	(78)	(18)	(22)	(21)	(17)
Return of capital by subsidiary to non-controlling interest	(279)	—	—	—	—	—
Other financing activities	(25)	(64)	(19)	(13)	(18)	(14)

	(275)	(170)	(420)	(96)	(208)	554

Cash provided by (used in) continuing operations	(335)	50	(52)	83	(150)	169
Cash provided by (used in) discontinued operations	768	15	22	12	4	(23)

Net increase (decrease) in cash and cash equivalents	433	65	(30)	95	(146)	146
Cash and cash equivalents at beginning of period	445	380	475	380	526	380

Cash and cash equivalents at end of period	878	445	445	475	380	526

Consists of:
Cash and cash equivalents of continuing operations	878	363	363	415	332	482
Cash and cash equivalents of discontinued operations	—	82	82	60	48	44

Total	878	445	445	475	380	526

Other information
Capital expenditures as a percentage of revenues	12.5%	17.9%	16.7%	20.5%	19.0%	15.6%
Cash flow per share (5)	$0.38	$2.30	$0.81	$0.74	$0.54	$0.21
Annualized cash flow yield (6)	4.0%	7.2%	11.3%	8.3%	6.0%	1.5%
Common dividend payout	63.9%	63.2%	74.1%	69.4%	54.2%	58.6%
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 8

Proportionate Net Debt, Preferreds and EBITDA
BCE Corporate and Bell Canada Net debt and preferreds

At March 31, 2006			Bell	Inter-	Total
	Bell Canada		Canada	company	Bell	BCE Inc.
($ millions, except where otherwise indicated)	(excl. Aliant)	Aliant	Statutory	eliminations	Canada	Corporate

Cash and cash equivalents	(605)	(81)	(686)		(686)	(4)
Long-term debt	9,208	747	9,955	(327)	9,628	1,700
Debt due within one year	1,697	109	1,806	(1,080)	726	300
Long-term note receivable from BCH	(498)	—	(498)	498	—	—
PPA fair value increment (7)					96	—

Net debt	9,802	775	10,577	(909)	9,764	1,996
Preferred shares — Bell Canada (8)	1,100		1,100		1,100	—
Preferred shares — Aliant (8)		172	172		172	—
Perpetual Preferred shares — BCE	—	—	—		—	1,670
Nortel common shares at market	—	—	—		—	(53)

Net debt and preferreds	10,902	947	11,849	(909)	11,036	3,613

Proportionate net debt and preferreds, Trailing EBITDA

For the quarter ended March 31, 2006%		Proportionate
	owned	net debt and		TOTAL EBITDA					PROPORTIONATE EBITDA
($ millions, except where otherwise indicated)	by BCE	preferreds		Q1 06	Q4 05	Q3 05	Q2 05	Trailing	Q1 06	Q4 05	Q3 05	Q2 05	Trailing

Bell Canada (excluding Aliant)	100%	10,089	B	1,598	1,504	1,578	1,618	6,298	1,598	1,504	1,578	1,618	6,298
Aliant	53.1%	503		220	225	226	221	892	117	120	120	117	474

Total Bell Canada Consolidated		10,592		1,818	1,729	1,804	1,839	7,190	1,715	1,624	1,698	1,735	6,772
Other BCE
Bell Globemedia	68.5%	898		62	120	46	114	342	36	73	23	68	200
Telesat	100%	198		70	65	70	71	276	70	65	70	71	276
Corporate and other	100%	3,622		(26)	(36)	(36)	(39)	(137)	(26)	(36)	(36)	(39)	(137)

Total Other BCE		4,718		106	149	80	146	481	80	102	57	100	339
Inter-segment eliminations		—		(21)	(20)	(20)	(13)	(74)	(21)	(20)	(20)	(13)	(74)

Total		15,310		1,903	1,858	1,864	1,972	7,597	1,774	1,706	1,735	1,822	7,037

B	Bell Canada (excl. Aliant) net debt and preferreds of $10,902 million less $909 million of inter-company eliminations plus $96 million upon consolidation (PPA fair value increment).
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 9

Bell Canada Consolidated(1) Operational Data

	Q1	Q1
($ millions, except where otherwise indicated)	2006	2005	$ change	% change

Revenues
Local and access	1,311	1,368	(57)	(4.2%)
Long distance	456	538	(82)	(15.2%)
Wireless	804	713	91	12.8%
Data	1,001	951	50	5.3%
Video	277	221	56	25.3%
Terminal sales and other	421	418	3	0.7%

Total operating revenues	4,270	4,209	61	1.4%
Operating expenses	(2,452)	(2,394)	(58)	(2.4%)

EBITDA (2)	1,818	1,815	3	0.2%

EBITDA margin (%) (3)	42.6%	43.1%		(0.5	) pts

Amortization expense	(739)	(732)	(7)	(1.0%)
Net benefit plans cost	(142)	(106)	(36)	(34.0%)
Restructuring and other items	(87)	5	(92)	n.m.

Operating income	850	982	(132)	(13.4%)
Other income (expense)	(1)	11	(12)	n.m.
Interest expense	(204)	(206)	2	1.0%

Pre-tax earnings	645	787	(142)	(18.0%)
Income taxes	(131)	(229)	98	42.8%
Non-controlling interest	(26)	(16)	(10)	(62.5%)

Net earnings	488	542	(54)	(10.0%)
Dividends on preferred shares	(14)	(14)	—	0.0%

Net earnings applicable to common shares	474	528	(54)	(10.2%)

Other information

Cash flow information

Free Cash Flow (FCF) (2)
Cash from operating activities	960	860	100	11.6%
Capital expenditures	(538)	(666)	128	19.2%
Dividends and distributions	(498)	(422)	(76)	(18.0%)
Other investing items	(2)	(4)	2	50.0%

Total	(78)	(232)	154	66.4%

Capital expenditures as a percentage of revenues (%)	12.6%	15.8%		3.2	pts

	March 31	Dec. 31
Balance Sheet Information	2006	2005

Net Debt
Long-term debt	9,955	10,177
Debt due within one year	1,806	836
Less: Cash and cash equivalents	(686)	(233)

Total Net Debt	11,075	10,780
Non-controlling interest	1,215	1,212
Total shareholders’ equity	10,191	10,135

Total Capitalization	22,481	22,127

Net Debt: Total Capitalization	49.3%	48.7%
Net Debt: Trailing 12 month EBITDA	1.54	1.50
EBITDA : Interest (trailing 12 month)	8.72	8.69
n.m. : not meaningful
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 10

Bell Canada Consolidated (1) Operational Data — Historical Trend

		Total
($ millions, except where otherwise indicated)	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05
Revenues
Local and access	1,311	5,446	1,343	1,367	1,368	1,368
Long distance	456	2,044	478	510	518	538
Wireless	804	3,097	812	801	771	713
Data	1,001	4,015	1,097	1,001	966	951
Video	277	976	268	251	236	221
Terminal sales and other	421	1,672	459	396	399	418

Total operating revenues	4,270	17,250	4,457	4,326	4,258	4,209
Operating expenses	(2,452)	(10,063)	(2,728)	(2,522)	(2,419)	(2,394)

EBITDA (2)	1,818	7,187	1,729	1,804	1,839	1,815

EBITDA margin (%) (3)	42.6%	41.7%	38.8%	41.7%	43.2%	43.1%

Amortization expense	(739)	(2,989)	(755)	(756)	(746)	(732)
Net benefit plans cost	(142)	(389)	(66)	(110)	(107)	(106)
Restructuring and other items	(87)	(54)	(24)	(30)	(5)	5

Operating income	850	3,755	884	908	981	982
Other income (expense)	(1)	39	—	15	13	11
Interest expense	(204)	(827)	(208)	(207)	(206)	(206)

Pre-tax earnings	645	2,967	676	716	788	787
Income taxes	(131)	(743)	(138)	(198)	(178)	(229)
Non-controlling interest	(26)	(71)	(22)	(16)	(17)	(16)

Net earnings	488	2,153	516	502	593	542
Dividends on preferred shares	(14)	(55)	(14)	(14)	(13)	(14)

Net earnings applicable to common shares	474	2,098	502	488	580	528

Other information

Cash flow information

Free Cash Flow (FCF) (2)
Cash from operating activities	960	5,508	1,630	1,551	1,467	860
Capital expenditures	(538)	(3,122)	(736)	(873)	(847)	(666)
Dividends and distributions	(498)	(1,747)	(404)	(468)	(453)	(422)
Other investing items	(2)	5	1	4	4	(4)

Total	(78)	644	491	214	171	(232)

Capital expenditures as a percentage of revenues (%)	12.6%	18.1%	16.5%	20.2%	19.9%	15.8%

	March 31	Dec. 31
Balance Sheet Information	2006	2005

Net Debt
Long-term debt	9,955	10,177
Debt due within one year	1,806	836
Less: Cash and cash equivalents	(686)	(233)

Total Net Debt	11,075	10,780
Non-controlling interest	1,215	1,212
Total shareholders’ equity	10,191	10,135

Total Capitalization	22,481	22,127

Net Debt: Total Capitalization	49.3%	48.7%
Net Debt : Trailing 12 month EBITDA	1.54	1.50
EBITDA : Interest (trailing 12 month)	8.72	8.69
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 11

Bell Canada Consolidated (1) Statistical Data

	Q1	Q1
	2006	2005	% change

Wireline
Local
Network access services (k)
Residential	7,842	8,332	(5.9%)
Business	4,600	4,518	1.8%

Total	12,442	12,850	(3.2%)

Long Distance (LD)
Conversation minutes (M)	4,582	4,588	(0.1%)
Average revenue per minute ($)	0.094	0.107	(12.1%)

Data

Internet subscribers (9) (k)
High Speed Internet net activations (k)	71	128	(44.5%)

High Speed Internet subscribers (k)	2,266	1,936	17.0%
Dial-up Internet subscribers (k)	564	696	(19.0%)

	2,830	2,632	7.5%

Wireless
Cellular & PCS net activations (k)
Pre-paid	21	42	(50.0%)
Post-paid	38	(5)	n.m.

	59	37	59.5%

Cellular & PCS subscribers (k)
Pre-paid	1,449	1,243	16.6%
Post-paid	4,051	3,719	8.9%

	5,500	4,962	10.8%

Average revenue per unit (ARPU) ($/month)	48	46	4.3%
Pre-paid	13	11	18.2%
Post-paid	61	57	7.0%

Churn (%) (average per month)	1.6%	1.6%	0.0	pts
Pre-paid	2.5%	1.8%	(0.7	)pts
Post-paid	1.3%	1.6%	0.3	pts

Usage per subscriber (min/month)	249	232	7.3%
Cost of acquisition (COA) (10) ($/sub)	394	373	(5.6%)
Wireless EBITDA ($ millions)	355	300	18.3%
Wireless EBITDA margin (11)	43.0%	41.4%	1.6	pts
Wireless capital expenditures ($ millions)	69	64	(7.8%)
Wireless capital expenditures as a percentage of revenue	8.6%	9.0%	0.4	pts

Paging subscribers (k)	328	404	(18.8%)
Paging average revenue per unit ($/month)	10	15	(33.3%)

Video (DTH and VDSL)

Total subscribers (k)	1,739	1,532	13.5%
Net subscriber activations (k)	12	29	(58.6%)
ARPU ($/month)	53	48	10.4%
Video EBITDA ($ millions)	47	4	n.m.
Churn (%) (average per month)	0.9%	0.8%	(0.1	)pts

BCE Inc. Supplementary Financial Information — First Quarter 2006      Page 12

Bell Canada Consolidated (1) Statistical Data — Historical Trend

		TOTAL
	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Wireline
Local
Network access services (k)
Residential	7,842		7,985	8,133	8,189	8,332
Business	4,600		4,596	4,570	4,538	4,518

Total	12,442		12,581	12,703	12,727	12,850

Long Distance (LD)
Conversation minutes (M)	4,582	18,306	4,567	4,484	4,667	4,588
Average revenue per minute ($)	0.094	0.102	0.096	0.105	0.101	0.107

Data

Internet subscribers (9) (k)
High Speed Internet net activations (k)	71	387	61	106	92	128
High Speed Internet subscribers (k)	2,266		2,195	2,134	2,028	1,936
Dial-up Internet subscribers (k)	564		586	621	666	696

	2,830		2,781	2,755	2,694	2,632

Wireless
Cellular & PCS net activations (k)
Pre-paid	21	227	83	73	29	42
Post-paid	38	289	127	50	117	(5)

	59	516	210	123	146	37
Cellular & PCS subscribers (k)
Pre-paid	1,449		1,428	1,345	1,272	1,243
Post-paid	4,051		4,013	3,886	3,836	3,719

	5,500		5,441	5,231	5,108	4,962

Average revenue per unit (ARPU) ($/month)	48	49	51	51	50	46
Pre-paid	13	14	14	14	16	11
Post-paid	61	61	64	63	61	57

Churn (%) (average per month)	1.6%	1.6%	1.5%	1.5%	1.6%	1.6%
Pre-paid	2.5%	1.9%	2.2%	1.6%	2.1%	1.8%
Post-paid	1.3%	1.4%	1.3%	1.5%	1.4%	1.6%

Usage per subscriber (min/month)	249	255	261	265	262	232
Cost of acquisition (COA) (10) ($/sub)	394	406	409	432	401	373
Wireless EBITDA ($ millions)	355	1,307	311	363	333	300
Wireless EBITDA margin (11)	43.0%	41.2%	37.1%	44.0%	42.4%	41.4%
Wireless capital expenditures ($ millions)	69	343	58	103	118	64
Wireless capital expenditures as a percentage of revenue	8.6%	11.1%	7.1%	12.9%	15.3%	9.0%

Paging subscribers (k)	328		347	364	385	404
Paging average revenue per unit ($/month)	10	11	10	10	10	15

Video (DTH and VDSL)

Total subscribers (k)	1,739		1,727	1,677	1,595	1,532
Net subscriber activations (k)	12	224	50	82	63	29
ARPU ($/month)	53	50	52	51	50	48
Video EBITDA ($ millions)	47	45	23	12	6	4
Churn (%) (average per month)	0.9%	0.9%	1.0%	1.0%	0.9%	0.8%

BCE Inc. Supplementary Financial Information — First Quarter 2006     Page 13

Accompanying Notes

(1)	We have reclassified some of the figures for the comparative period to make them consistent with the current period’s presentation.

(2)	Non-GAAP Financial Measures

EBITDA

The term, EBITDA (earnings before interest, taxes, depreciation and amortization), does not have any standardized meaning prescribed by Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies. EBITDA is presented on a consistent basis from period to period.

We define EBITDA as operating revenues less operating expenses, which means it represents operating income before amortization expense, net benefit plans cost, and restructuring and other items.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of amortization expense, net benefit plans cost, and restructuring and other items. We exclude amortization expense and net benefit plans cost because they largely depend on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets and the fund performance of a company’s pension plans. Excluding restructuring and other items does not imply they are necessarily non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

EBITDA should not be confused with net cash flows from operating activities. The most comparable Canadian GAAP financial measure is operating income.

EPS before restructuring and other items and net gains (losses) on investments

The term, EPS (earnings per share) before net gains (losses) on investments and restructuring and other items, does not have any standardized meaning prescribed by GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before net gains (losses) on investments and restructuring and other items, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other items and net gains on investments. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. The exclusion of these items does not imply they are necessarily non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW

The term, free cash flow, does not have any standardized meaning prescribed by Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies. Free cash flow is presented on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 14

Accompanying Notes (continued)

(3)	EBITDA margin is calculated as follows:

EBITDA

Operating revenues

(4)	Effective Q2 2005 the total Wireless capital expenditures are segregated between the Residential and Business segments. Prior quarters have been restated accordingly.

(5)	Cash flow per share is calculated as follows:

Cash flow from operations less capital expenditures Average number of common shares outstanding during the period

(6)	Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period Note: to annualize, multiply the most recent quarter’s resultant by 4.

(7)	Reflects an increase in the total Bell Canada debt as a result of the completion of the purchase price allocation (PPA) relating to the repurchase of SBC’s 20% interest in Bell Canada, which resulted in an increase in long-term debt of $165 million. This increase in long-term debt will be applied against interest expense ($3 million in Q1 2006) over the remaining terms of the related long-term debt.

(8)	At the BCE Consolidated level, Third Party Preferred Shares reflected in the financial statements of subsidiaries are included in non-controlling interest on the balance sheet.

(9)	High Speed Internet subscribers include Residential, Business and Wholesale. Dial-up Internet subscribers include Residential and Business.

(10)	Includes allocation of selling costs from Bell Canada and excludes costs of migrating from analog to digital. Cost of Acquisition (COA) per subscriber is reflected on a consolidated basis.

(11)	Wireless EBITDA margins are calculated based on total Wireless operating revenues (i.e. external revenues as shown on pages 10 and 11 plus inter-company revenues).
BCE Inc. Supplementary Financial Information — First Quarter 2006 Page 15